Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	June 22, 2005
BUTLER NATIONAL CORPORATION ANNOUNCES LATIN AMERICA SUCCESS IN THE SALE AND DELIVERY OF RVSM FOR THE LEARJET 20 SERIES
- AVCON team has 20 Learjet 20 Series RVSM orders booked or pending from Latin America -

Olathe, Kansas June 22, 2005 - Butler National Corporation (OTC Bulletin Board "BUKS" announces AVCON Industries, a wholly-owned subsidiary of Butler National Corporation, has experienced a great deal of success in sales and delivery of Reduced Vertical Separation Minimums (RVSM) for the Learjet 20 Series airplanes in the Latin American market. The AVCON team has upgraded 15 airplanes with AVCON Group Solution. The AVCON team has an additional 5 orders booked or pending.

Aric Peters, Director of International Sales, comments, "We are very happy with the success our team has had in the Latin American market. Obtaining RVSM is more challenging for our Latin American customers. Our team has done a great job working with these customers and making sure their needs are taken care of during their trip to the United States. We are firmly entrenched in this market and view ourselves as the market leader of RVSM for the Learjet 20 Series airplanes in Latin America. The team has done a terrific job in educating our customers on the benefits of the quality AVCON RVSM solution. We are building long-term relationships with these customers."

Domestic RVSM went into effect on January 20, 2005, and allows airplanes to operate with reduced vertical spacing at altitudes of 29,000 feet through 41,000 feet. The AVCON RVSM turnkey solution requires approximately three weeks downtime for structural and electrical modifications to replace the existing pitot and static system, and to install the approved RVSM equipment. The approved equipment includes reliable IS&S altimeters and AIU, Rosemount probes with static isolation valves for added safety, a 2 inch standby altimeter, and new plumbing/switching.

There are approximately 500 Learjet 20 series airplanes in use worldwide. AVCON expects many of these Learjet operators to select AVCON as their RVSM solution.

Our Business:

About Avcon Industries, Inc.
Avcon Industries, Inc., a wholly owned subsidiary of Butler National Corporation, offers modification of customer and company owned business-size aircraft from passenger to freighter configuration, addition of aerial photography capability, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dassault Falcon aircraft along with other specialized modifications. Avcon also acquires, modifies and resells Aircraft, principally Learjets.

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Larry W. Franke, President
Avcon Industries, Inc.
516 North Oliver, P.O. Box 748
Newton, KS 67114

Jessica A. Bush, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations
jdrewitz@comcast.net

Ph (316) 284-2842 Fax (316) 284-2844 Ph (913) 780-9595 Fax (913) 780-5088 Ph (972) 355-6070
For more information, please visit the Company web site: www.butlernational.com -End-